Exhibit 21.1

SUBSIDIARIES OF DCP MIDSTREAM PARTNERS, LP

Entity	Jurisdiction of Organization
Associated Louisiana Intrastate Pipe Line, LLC	Delaware
Atlantic Energy LLC	Delaware
Collbran Valley Gas Gathering, LLC	Colorado
DCP Antrim Gas, LLC	Michigan
DCP Assets Holding GP, LLC	Delaware
DCP Assets Holding, LP	Delaware
DCP Bay Area Pipeline, LLC	Michigan
DCP Black Lake Holding, LP	Delaware
DCP Collbran, LLC	Colorado
DCP Douglas, LLC	Colorado
DCP East Texas Gathering, LLC	Delaware
DCP East Texas Holdings, LLC	Delaware
DCP Grand Lacs, LLC	Michigan
DCP Intrastate Pipeline, LLC	Delaware
DCP Jackson, LLC	Michigan
DCP Jordan Valley Pipeline LLC	Delaware
DCP Lindsay, LLC	Delaware
DCP Litchfield, LLC	Michigan
DCP Michigan Holdings LLC	Delaware
DCP Michigan Pipeline & Processing, LLC	Michigan
DCP Midstream Partners Finance Corp.	Delaware
DCP Midstream Operating, LLC	Delaware
DCP Midstream Operating, LP	Delaware
DCP Partners SE Texas, LLC	Delaware
DCP Saginaw Bay Lateral LLC	Delaware
DCP Southeast Texas Holdings, GP	Delaware
DCP Terra Hayes Gathering LLC	Delaware
DCP Thunder Bay Gathering LLC	Delaware
DCP Thunder Bay Processing LLC	Michigan
DCP Tums/Olund Lake Pipeline LLC	Delaware
DCP Vienna Pipeline LLC	Delaware
DCP Wattenberg Pipeline, LLC	Delaware
EastTrans, LLC	Delaware
EE Group, LLC	Michigan
Fuels Cotton Valley Gathering, LLC	Delaware
Gas Supply Resources LLC	Texas
GSRI Transportation LLC	Texas
Hawes Pipeline, LLC	Michigan
Jackson Pipeline Company	Michigan
Marysville Hydrocarbons Holding, LLC	Delaware
Marysville Hydrocarbons LLC	Delaware
Pelico Pipeline, LLC	Delaware
Saginaw Bay Lateral Michigan Limited Partnership	Michigan
Wilbreeze Pipeline, LLC	Delaware